Exhibit 10.153

AFFILIATE COLLATERAL PLEDGE AND SECURITY AGREEMENT

THIS AFFILIATE COLLATERAL PLEDGE AND SECURITY AGREEMENT (“Pledge Agreement”), dated as of May 26, 2015, is made by and among PennyMac Holdings, LLC, a Limited Liability Company organized and existing under the laws of the State of Delaware (“Pledgor”), PMT Insurance, LLC, a Limited Liability Company organized and existing under the laws of the State of Missouri (“Borrower”), and the Federal Home Loan Bank of Des Moines (“Bank”).

WHEREAS, Borrower is a member and stockholder of the Bank;

WHEREAS, Pledgor is an Affiliate of Borrower (for purposes of this Pledge Agreement, “Affiliate” means any person or company which controls, is controlled by, or is under common control with, Borrower, including any holding company, any subsidiary, or any service corporation of the Borrower);

WHEREAS, Borrower and the Bank have entered into an Advances, Pledge and Security Agreement, dated as of June 16, 2014 (such agreement, including any amendments thereto and any successor agreement that may be entered into by Borrower and the Bank in substitution therefore, hereinafter the “Borrower Advances Agreement”), pursuant to which the Bank may advance funds from time to time to Borrower and Borrower may pledge certain collateral from time to time to the Bank; and

WHEREAS, at the request of Borrower, and in order to induce the Bank to make additional Advances to Borrower, Pledgor has agreed to pledge certain of its property as collateral to and for the benefit of the Bank to secure the obligations of Borrower to the Bank;

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Pledgor, Borrower, and the Bank agree as follows:

1. Pledgor’s Receipt of Borrower Advances Agreement; Definitions. Pledgor hereby acknowledges and agrees that it has received a copy of the Borrower Advances Agreement (including all amendments thereto) and that it is familiar with the terms and conditions thereof. Unless otherwise defined herein or the context otherwise requires, all capitalized terms used herein shall have the same meanings as in the Borrower Advances Agreement, except that “Borrower” as used herein shall be synonymous with “Member” as used in the Borrower Advances Agreement.

2. Creation of Security Interest. As security for all indebtedness now or hereafter outstanding from the Borrower to the Bank under the Borrower Advances Agreement, Pledgor hereby assigns, transfers and pledges to the Bank, and grants to the Bank a security interest in, certain property which is (i) specifically listed and identified in Schedule A to Exhibit A hereto or any amendment or substitute thereto that may be provided by the Pledgor with the agreement of the Bank from time to time, and (ii) all of the proceeds of the foregoing (collectively, the “Pledgor Collateral”).

The Pledgor Collateral shall constitute collateral for all purposes under the Borrower Advances Agreement and, in addition to any rights or duties with respect to the Pledgor Collateral created by this Pledge Agreement, the Pledgor and the Bank shall have the same rights and duties with respect to the Pledgor Collateral as do Borrower and the Bank, respectively, with respect to Collateral under the Borrower Advances Agreement.

3. Delivery. Upon the Bank’s written or oral request, or promptly at any time that the Borrower becomes subject to any mandatory collateral delivery requirements that may be established in writing by the Bank, and in either case from time to time thereafter, the Pledgor shall deliver (or, in the case of uncertificated securities, otherwise transfer) to the Bank, or to a custodian designated by the Bank, Pledgor Collateral in an amount determined by the Bank. Pledgor Collateral delivered to the Bank or to a custodian designated by the Bank shall be endorsed or assigned in recordable form by the Pledgor as directed by the Bank.

4. Right of Bank to Proceed Against Pledgor Collateral; Right of Bank to Require Additional Collateral or Repayment; Waivers; Borrower Acknowledgment.

(a) Pledgor agrees that, upon the occurrence of an Event of Default, as set forth in the Borrower Advances Agreement and as modified by this Pledge Agreement, the Bank may proceed against the Pledgor Collateral in accordance with the terms of the Borrower Advances Agreement as though Pledgor were the Member there under. Pledgor hereby waives and agrees not to assert: (i) any and all right to presentment, protest, demand for payment, notice of default, dishonor or nonpayment and all other notices to or upon Borrower or Pledgor, including, without limitation, notice as to the making of any Advance or other extension of credit to Borrower or the exercise of any right by the Bank hereunder or under the Borrower Advances Agreement; and (ii) any and all right to require the Bank to proceed against Borrower or any Collateral pledged by Borrower before enforcing the Bank’s rights against the Pledgor Collateral, and any other defense based upon an election of remedies.

(b) By execution hereof, Borrower acknowledges its consent to the terms and conditions hereof and Borrower hereby waives and agrees not to assert any and all right to require the Bank to proceed against Pledgor or Pledgor Collateral before enforcing the Bank’s rights against the Borrower or the Collateral and any other defense based upon an election of remedies.

5. Representations and Agreements by Pledgor. Pledgor hereby represents, warrants to, and agrees with the Bank that:

(a) Each item of Pledgor Collateral satisfies all the criteria for collateral set forth in the Borrower Advances Agreement, except that the Pledgor Collateral is owned by Pledgor, rather than by Borrower, free and clear of any liens, encumbrances or other interests other than the lien and security interest granted to the Bank hereunder;

(b) Pledgor has full power, right and authority to grant the security interest in the Pledgor Collateral created hereby, as specified herein and has taken all corporate action necessary to authorize the execution and delivery of this Pledge Agreement;

(c) The security interest in the Pledgor Collateral created hereby has been duly and validly granted by Pledgor and such security interest, and this Pledge Agreement, are enforceable in accordance with the terms hereof;

(d) This Pledge Agreement has been authorized or ratified and approved by Pledgor’s Board of Directors and will be maintained continuously among Pledgor’s official records;

(e) A certified copy of the Board of Director’s resolution evidencing its approval hereof is attached hereto as Exhibit B, the form of which has been previously approved by the Bank or its counsel;

(f) An opinion of Pledgor’s counsel that Pledgor has the power, right and authority to grant the security interest in the Pledgor Collateral created hereby, that Pledgor has taken all corporate action necessary to authorize the execution and delivery of this Pledge Agreement, and that there is no impediment to the Bank enforcing its interests against the Pledgor Collateral under this Pledge Agreement has been provided to and accepted by the Bank, a copy of which is attached hereto as Exhibit C;

(g) All information contained in any report, schedule or other documentation provided from time to time by Pledgor to the Bank will be true and correct in all material respects as of the time given; and

(h) Pledgor agrees to make, execute, record and deliver to the Bank such financing statements, notices, assignments, listings, powers and other documents with respect to the Pledgor Collateral and the Bank’s security interest therein in such form as the Bank may require.

6. Representation and Warranties by Borrower. Borrower hereby represents, warrants and agrees to and with the Bank that:

(a) Borrower has full power, right and authority to enter into this Pledge Agreement and has taken all corporate action necessary to authorize the execution and delivery of this Pledge Agreement;

(b) This Pledge Agreement is enforceable against Borrower in accordance with the terms hereof;

(c) This Pledge Agreement has been authorized or ratified and approved by Borrower’s Board of Directors and will be maintained continuously among Borrower’s official records;

(d) A certified copy of the Board of Director’s resolution evidencing its approval hereof is attached hereto as Exhibit D, the form of which has been previously approved by the Bank or its counsel;

(e) Borrower agrees to make, execute, record, and deliver to the Bank such financing statements, notices, assignments, listings, powers and other documents with respect to the Pledgor Collateral and the Bank’s security interest therein in such form as the Bank may require; and

(f) Borrower agrees that a failure by either Borrower or Pledgor to perform any of the rights, responsibilities, duties, representations, warranties, and agreements under this Pledge Agreement shall constitute an Event of Default under the Borrower Advances Agreement.

7. Governing Law. In addition to the terms and conditions specifically set forth herein, this Pledge Agreement shall be governed by the statutory and common law of the United States and, to the extent state law is applicable, by the laws of the State of Iowa (without giving effect to choice of law principles included therein). Notwithstanding the foregoing, the Uniform Commercial Code as in effect in the State of Iowa shall be applicable to this Pledge Agreement, to the security interest created hereby, and to the pledge of Pledgor Collateral hereunder.

8. Partial Exercise; Amendment; Severability. No delay on the part of the Bank in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Event of Default under the Borrower Advances Agreement. No waiver by the Bank of any such Event of Default shall be effective unless in writing and signed by an authorized officer of the Bank, and no such waiver shall be deemed to be a waiver of a subsequent Event of Default under the Borrower Advances Agreement or be deemed to be a continuing waiver. No course of dealing between Borrower or Pledgor, respectively, and the Bank or its agents or employees shall be effective to change, modify or discharge any provision of this Pledge Agreement, or the Borrower Advances Agreement or to constitute a waiver of any Event of Default there under. If any provision of this Pledge Agreement is held invalid or unenforceable to any extent or in any application, the remainder of this agreement, or application of such provision to different persons or circumstances or in different jurisdictions, shall not be affected thereby.

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IN WITNESS WHEREOF, each of Pledgor, Borrower, and the Bank has respectively caused this Pledge Agreement to be signed in its name by its duly authorized representative as of the date first above mentioned.

FEDERAL HOME LOAN BANK OF		PennyMac Holdings, LLC
DES MOINES		(Pledgor)

By:	/s/ Vonda L. Renfrow	By:	/s/ Anne D. McCallion
	Vonda Renfrow		Anne D. McCallion
Title:	Collateral Risk Administration Manager	Title:	Chief Financial Officer

By:	/s/ Jodie L. Stephens
Title:	VP/Director Collateral Risk

ACCEPTED, ACKNOWLEDGED, AND APPROVED:

PMT Insurance, LLC
(Borrower)

By:	/s/ Andrew S. Chang
Andrew S. Chang
Title:	President

EXHIBIT A – CONFIRMATORY ASSIGNMENT OF MORTGAGES,

DEEDS OF TRUST OR OTHER LOANS

Member Number:

The undersigned pledgors (1)                      (“Borrower”), having signed (a) the Advances, Pledge and Security Agreement with Federal Home Loan Bank of Des Moines (the “Bank”), dated                     , and (b) each of the Affiliate Collateral Pledge and Security Agreements listed below, among the Bank,                     , and the respective affiliate (each, an “Affiliate Pledgor”):

•	, dated ,

(each, an “Affiliate Pledge Agreement” and collectively with the Advances, Pledge and Security Agreement, and in each case including all subsequent amendments and modifications thereto, the “Agreements”) and (2) each of the Affiliate Pledgors, having signed an Affiliate Pledge Agreement, and each pledgor having by the terms of such Agreements to which it is a party assigned to the Bank certain security for advances by the Bank, do now, in confirmation of such assignment, and at the request of the Bank, specifically assign, set over and transfer unto the Bank, in accordance with such Agreements to which it is a party, the following Collateral until such time as a new Exhibit A, signed by Borrower and any Affiliate Pledgor continuing to pledge its Collateral, is delivered to the Bank:

(1)	In the case of Borrower, all loans identified on the attached Schedule A to Exhibit A (“Schedule A”) as owned by Borrower; and

(2)	In the case of each Affiliate Pledgor, all loans identified on the attached Schedule A as owned by such Affiliate Pledgor; and

each of the forgoing being pledged by each related pledgor to the extent of such pledgor’s interest therein, and having a combined total unpaid principal balance of:

Entity	Number of loans pledged	Total unpaid principal balance of pledged loans
.
.

TOTAL

Further, each of the undersigned pledgors hereby certifies, with respect to the Collateral it is assigning, that there has been no event(s) that did or may significantly affect the value of such Collateral or the ability of the Borrower to repay advances that have not been reported to the Bank; and that such Collateral pledged to the Bank complies with applicable laws and regulations and regulatory guidance, including but not limited to the Interagency Guidance on Nontraditional Mortgage Product Risks and Statement on Subprime Mortgage Lending, as well as the Bank’s Anti-Predatory Lending Policy, Member Products Policy and Collateral Procedures.

Upon the delivery to the Bank of a new Exhibit A signed by Borrower and any Affiliate Pledgor continuing to pledge its Collateral, this Exhibit A shall be superseded by such new Exhibit A and the Collateral described above and listed on the attached Schedule A shall be released from the pledge of the Agreements unless such Collateral is described in such new Exhibit A.

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IN WITNESS WHEREOF, the undersigned Pledgors have signed this Confirmatory Assignment as of this              day of             , 20     .

PLEDGOR: .	PLEDGOR:

Authorized Signature	Authorized Signature

Printed Name	Printed Name

Title	Title

Exhibit B

FORM OF RESOLUTION OF PLEDGOR REGARDING AFFILIATE COLLATERAL PLEDGE AND

SECURITY AGREEMENT

WHEREAS,                                          (“Pledgor”) is an Affiliate of                                                                       (“Borrower” (for purposes of this resolution, Affiliate means any person or company which controls, is controlled by, or is under common control with, Borrower, including any holding company, any subsidiary, or any service corporation of the Borrower);

WHEREAS, Borrower must pledge a certain level of property (“Collateral”) to the Federal Home Loan Bank of Des Moines (“Bank”) in order to secure loans or “advances” from the Bank to Borrower made pursuant to an Advances, Pledge and Security Agreement dated                     ;

WHEREAS, Borrower has requested that Pledgor pledge certain Collateral on behalf of Borrower to the Bank in order for Borrower to secure advances from the Bank;

WHEREAS, after study and consideration and consultation with counsel, the Board of Directors of Pledgor has determined that it is in the best interests of Pledgor to pledge Collateral to the Bank on behalf of Borrower; and

WHEREAS, an Affiliate Collateral Pledge and Security Agreement (“Pledge Agreement”), which would govern the agreement between the Bank, Pledgor, and Borrower regarding the Collateral pledged to the Bank by Pledgor on behalf of Borrower has been presented at this meeting by management with the recommendation that it be adopted;

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors of Pledgor hereby approves the Pledge Agreement in substantially the form presented to the Directors and attached hereto;

RESOLVED FURTHER, that the Chief Executive Officer and other appropriate officers of Pledgor be, and each of them hereby is, authorized and directed to execute the Pledge Agreement with the Bank and to deliver Collateral to the Bank or its custodian as the Bank may direct; and

RESOLVED FURTHER, that the Chief Executive Officer of Pledgor and such other officers of Pledgor as he/she shall designate are hereby authorized and directed to make, execute, and deliver, or cause to be made, executed and delivered, all such agreements, schedules, documents, instruments and other papers and to pay such fees and expenses and to do or cause to be done all such acts and things, in the name and on behalf of Pledgor, under its seal or otherwise, as may be deemed necessary, appropriate or desirable to effectuate or carry out the purposes and intent of the foregoing resolutions.

I HEREBY CERTIFY that the foregoing true and correct copies of resolutions duly adopted by the Board of Directors of Pledgor on             ,         , and that the same have not been altered, amended, repealed or rescinded and remain in full force and effect as of this                     day of             ,         .

[Name of Pledgor Corporate Secretary]
Secretary

Exhibit C

Date

Federal Home Loan Bank of Des Moines

Skywalk Level

801 Walnut Street, Suite 200

Des Moines, Iowa 50309

Ladies and Gentlemen:

I have acted as counsel to                      (“Pledgor”) in connection with the preparation of the Affiliate Collateral Pledge and Security Agreement (the “Agreement”). This opinion letter is rendered pursuant to the Agreement.

In the capacity described above, I have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Pledgor, certificates of officers and representatives of the Pledgor, certificates of public officials and such other documents as I have deemed appropriate as a basis for the opinions hereinafter set forth. I have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies of documents submitted to me. As to various questions of fact relevant to the opinions expressed below, I have relied upon statements or certificates of public officials and of officers and representatives of the Pledgor and its affiliates. I have assumed that the Agreement is enforceable in accordance with its terms against the parties thereto.

Any opinion as to enforceability is limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights (including, and without limitation, fraudulent conveyance and other laws of similar import) and by equitable principles and defenses affecting creditors’ rights generally, and by the discretion of the courts in granting equitable remedies, including specific performance (regardless whether such enforceability is considered in a proceeding at law or in equity and regardless of whether such limitations are derived from constitutions, statutes, judicial decisions or otherwise).

The opinions set forth herein are limited to the laws of the State of                      and applicable federal laws. I express no opinion as to matters governed by law other than the laws of the State of                     .

Based upon and subject to the foregoing, it is my opinion that:

(1)	Pledgor was duly organized as a corporation, and is existing and in good standing, under the laws of the State of .

(2)	Pledgor has the corporate power to execute and deliver the Agreement, to perform its obligations there under, to own and use its assets and to conduct its business.

(3)	Pledgor has duly authorized the execution and delivery of the Agreement and all performance by Pledgor there under and has duly executed and delivered the Agreement.

(4)	The execution and delivery by Pledgor of the Agreement do not, and if Pledgor were now to perform its obligations under the Agreement such performance would not, result in any:

(i)	violation of Pledgor’s articles of incorporation or bylaws;

(ii)	material violation of any existing federal or state constitution, statute, regulation, rule, order, or law to which Pledgor or the assets are subject;

(iii)	material breach of or default under any material written agreements;

(iv)	creation or imposition of a material contractual lien or security interest in, on or against the assets under any written agreements; or

(v)	violation of any judicial or administrative decree, writ, judgment or order to which, to our knowledge, Pledgor or the assets are subject.

(5)	No consent, approval authorization or other action by, or filling with, any governmental authority of the United States or the State of is required for Pledgor’s execution and delivery of the Agreement.

(6)	The Agreement is enforceable against Pledgor in accordance with its terms.

This opinion letter is provided to you for your exclusive use solely in connection with the Agreement, and may not be relied upon by any other person for any purpose or by you for any other purpose without my prior written consent.

Very truly yours,

Exhibit D

FORM OF RESOLUTION OF BORROWER REGARDING AFFILIATE COLLATERAL PLEDGE AND SECURITY AGREEMENT

WHEREAS,                                          (“Pledgor”) is an Affiliate of                                                                       (“Borrower’) (for purposes of this resolution, Affiliate means any person or company which controls, is controlled by, or is under common control with, Borrower, including any holding company, any subsidiary, or any service corporation of the Borrower);

WHEREAS, Borrower is a customer and member of the Federal Home Loan Bank of Des Moines (“Bank”) and desires to obtain loans, or “advances,” from the Bank to Borrower made pursuant to an Advances, Pledge and Security Agreement dated                     ;

WHEREAS, Borrower must pledge a certain level of property (“Collateral”) to the Bank in order to secure advances from the Bank;

WHEREAS, Borrower has requested that Pledgor pledge certain Collateral on behalf of Borrower to the Bank in order for Borrower to secure advances from the Bank;

WHEREAS, an Affiliate Collateral Pledge and Security Agreement (“Pledge Agreement”), which would govern the agreement between the Bank, Pledgor, and Borrower regarding the Collateral pledged by the Pledgor to the Bank on behalf of Borrower has been presented at this meeting by management with the recommendation that it be adopted;

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors of Borrower hereby approves the Pledge Agreement in substantially the form presented to the Directors and attached hereto;

RESOLVED FURTHER, that the Chief Executive Officer and other appropriate officers of Borrower be, and each of them hereby is, authorized and directed to accept, acknowledge and approve the Pledge Agreement with the Bank; and

RESOLVED FURTHER, that the Chief Executive Officer of Borrower and such other officers of Borrower as he/she shall designate are hereby authorized and directed to make, execute and deliver, or cause to be made, executed and delivered, all such agreements schedules, documents, instruments and other papers and to pay such fees and expenses and to do or cause to be done all such acts and things, in the name and on behalf of Borrower, under its seal or otherwise, as may be deemed necessary, appropriate or desirable to effectuate or carry out the purposes and intent of the foregoing resolutions.

I HEREBY CERTIFY that the foregoing are true and correct copies of resolutions duly adopted by the Board of Directors of Borrower on             ,         , and that the same have not been altered, amended, repealed or rescinded and remain in full force and effect as of this                      day of             ,         .

[Name of Borrower Corporate Secretary]
Secretary